EXHIBIT 10.33

                               CAREADVANTAGE, INC.

              CONFIDENTIALITY, INVENTION AND NON-COMPETE AGREEMENT

            I, David Noone, as partial consideration for my employment by CareAdvantage, Inc. or its subsidiaries and affiliates (including without limitation CareAdvantage Health Systems, Inc. and Contemporary HealthCare Management, Inc.) or successors in business (hereinafter individually and collectively the "Company"), and for the compensation to be paid to me during the continuance of such employment, enter into this Confidentiality, Invention and Non-Compete Agreement (hereinafter "Agreement") as follows:

                   1. Non-Interference With Third-Party Rights

      1.1 I understand that my employment with the Company is based on (a) my representation that I am free to undertake employment with the Company and the duties and obligations imposed under this Agreement without breach of any other agreement (whether written or oral) or duty to another party, and (b) my acknowledgment that the Company is entitled to the benefit of my work. I further understand that the Company has no interest in using any person's patents, copyrights, trade secrets or trademarks in an unlawful manner. As such, I shall not misapply proprietary rights that the Company has no rights to use.

          2. Confidentiality of Trade Secrets and Business Information

      2.1 I acknowledge that during the course of my employment, I may develop and obtain access to trade secrets and confidential business information of the Company. Under the law a "trade secret" is a type of intangible property, and its theft is a crime in most states. A trade secret generally consists of valuable, secret information or ideas that the Company collects or uses in order to keep its competitive edge. Examples of trade secrets are system designs, computer programs and software, proprietary clinical protocols, operating processes, and any other proprietary technology. "Confidential business information," which the Company also treats as proprietary, consists of all other competitively sensitive information kept in confidence by the Company. Examples of confidential business information are selling and pricing information and procedures, business and marketing plans, and internal financial statements.

      2.2 I agree not to use or disclose any trade secrets to which I am exposed or have access to in the course of my employment with the Company, whether such trade secrets belong to the Company (including trade secrets embodied or contained in any Employee Developments as defined in Section 4.1) or to third parties, during my employment and for so long afterward as the pertinent information or data remain trade secrets, whether or not the trade secrets are in written or tangible form, except as required and authorized during the performance of my duties. I further agree not to use or disclose any confidential business information to which I am exposed or have access to in the course of my employment with the Company, whether such information belongs to the Company (including confidential business information embodied or contained in any Employee Developments as defined in Section 4.1) or to third parties, during my employment and for so long afterward as the

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pertinent information or data remain confidential business information,  whether or not the confidential business information is in written or tangible form, except as required and authorized during the performance of my duties.

                          3. Return of Company Property

      3.1 At the request of the Company, and in any event, at the time of termination of my employment, I will return all records, materials and other physical objects that pertain to the Company's business or to my employment, including but not limited to all memoranda, notes, records, drawings, manuals, documents, papers, computer software and passwords or other identification materials (including all copies thereof). The foregoing obligation applies to all materials relating to the affairs of the Company or to any of its customers, clients, vendors or agents which may be in may possession or control. I will also leave the Company all materials involving any trade secrets or confidential business information of the Company.

                      4. Ownership of Employee Developments

      4.1 The Company shall be entitled to own and to control all care management, medical, technological, operating, and training ideas, processes and materials that are developed or conceived by me, solely or jointly with others, at any time during my employment to the extent that they relate to the Company's then present business or interest (collectively known as "Employee Developments"). Accordingly, I will promptly disclose and make available to the Company all work papers, models or other tangible embodiments of such Employee Developments. Further, I will deliver and assign to the Company all copyrights, inventions, discoveries, improvements and trade secrets (whether or not patentable), including all interests in computer programs, arising in connection with my employment, and I will take whatever steps may be needed to give the Company the full and exclusive benefit of them. To the fullest extent permitted by applicable law, all such inventions and developments shall be considered work made for hire under applicable law, and I shall assign to the Company all other rights that I may have in any such inventions and developments.

                               5. Non-Competition

      5.1 Commencing on the date hereof and terminating on the second anniversary of the date when I cease to be employed by the Company (the "Non-Competition Period"), I agree that I will not in any way, directly or indirectly, manage, operate, control or accept employment or a consulting position with or otherwise be connected with, or own, or have any other interest in or right with respect to (other than through ownership of not more than five (5%) percent of the outstanding shares of a corporation's stock which is publicly traded or listed on a national securities exchange) a Care Management Company (as hereinafter defined) which competes (or is deemed to compete by fulfilling the conditions stated in the following sentence) with either the Company or any subsidiary or affiliate thereof in the Care Management Business (as hereinafter defined).

      For purposes hereof, (i) a "Care Management Business" means, and is limited to, utilization review of inpatient and outpatient care and managed care or disease management services for other


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entities  such  as  insurance  companies  and  other  payers;  and  (ii) a "Care
Management Company" means an entity substantially all of the business of which consists of the Care Management Business.

      The foregoing restriction on competition shall be limited to competition in any State, including the District of Columbia, in which either the Company or any of its affiliates or subsidiaries conducts its Care Management Business.

      For purposes of this Section 5.1, an enterprise shall be deemed to be competing with the Company or its affiliates' or subsidiaries' business notwithstanding the fact that it does not within the Non-Competition Period actually compete with the Company or any of its affiliates or subsidiaries thereof if (i) during such period the enterprise is actively developing the capability to compete with such entities; (ii) I have knowledge of such efforts and (iii) within six (6) months of developing such capability but in no event later than six (6) months following the end of the Non-Competition Period the enterprise actively competes with such entities.

      5.2 I acknowledge that I have been employed for my special talents and that my leaving the employ of the Company would seriously hamper the business of the Company. I further acknowledge that my training, experience and technical skills are of such breadth that they can be employed to advantage in areas other than the Company's business during the Non-Competition Period, and consequently the foregoing obligations will not unreasonably impair my ability to engage in business activity after the termination of my employment.

      5.3 I agree that I will not, during the Non-Competition Period (i) employ any person who shall have been an employee of the Company within the six months of the cessation or termination of my employment by the Company, or induce, or attempt to induce, any employee of the Company to leave such employ, or to accept any other position or employment or assist any other person or entity in hiring such employee, (ii) solicit, or attempt to solicit, any persons who or which are clients or customers of the Company as of the cessation or termination of my employment by the Company, (iii) otherwise disrupt or interfere with, or attempt to disrupt or interfere with, the relations of the Company with any actual or potential client, or customer, or any other material relationship of the Company, or (iv) publicly or privately disparage, criticize or otherwise refer to the Company or any director, officer or employee thereof in an adverse or unflattering fashion, whether orally or in writing.

                             Section 6. Other Terms

      6.1 This Agreement shall inure to the benefit of, and shall be binding upon, the Company and its subsidiaries and affiliates, together with their successors and assigns, and me, together with my executor, administrator, personal representative, heirs and legatees.

      6.2 This Agreement merges with and supersedes all prior and contemporaneous agreements and understandings (except the Employment Agreement between the parties executed contemporaneously herewith), whether written or oral, express or implied, to the extent they contradict or conflict with the provisions hereof.


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      6.3 If any term of this Agreement is found to be unlawful or unenforceable in any respect, the courts shall enforce such term, in whole or in part, and all other terms of this Agreement to the fullest extent possible.

      6.4 Irreparable harm should be presumed if this Agreement is breached in any way. Damages would be impossible to ascertain, and the faithful observance of all terms of this Agreement is an essential condition of employment with the Company. Furthermore, this Agreement is intended to protect the proprietary rights of the Company in important ways, and even the threat of any misuse of any proprietary information disclosed to or developed by me under this Agreement would be extremely harmful because of the importance and value of such material. In light of these considerations, I agree that a court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the Company's request, and the Company is released from the requirement to post any bond in connection with a grant of a temporary or interlocutory relief, to the extent permitted by law.

      6.5 My obligations under this Agreement shall remain unaffected by the termination of my employment with the Company.

      6.6 This Agreement shall be governed by and enforced in accordance with the laws of the State of New Jersey.

      6.7 This Agreement may be executed in one or more counterparts each of which shall be deemed an original for all purposes.

            IN WITNESS WHEREOF, the Company has by its appropriate officers, signed and affixed its seal and David Noone has signed and sealed this Agreement as of this 8th day of January, 1999.

CAREADVANTAGE, INC.                        DAVID NOONE


By: ________________________               _____________________________
      William J. Marino
      Chairman of the Board of Directors



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